February 1, 2008

Mark Stewart

Redzone Entertainment Inc.

Atlanta, Georgia, USA

VIA E-MAIL & FAX

Re:

Deal Memorandum for the Management Agreement between UOMO Media Inc. and Redzone Entertainment, Inc

Dear Mark,

This Deal Memorandum outlines the material terms to be contained in the exclusive Management Agreement between UOMO Media Inc (“UOMO”) and Redzone Entertainment, Inc. (“REDZONE”). UOMO shall provide management services to REDZONE on terms and conditions to be set forth in a mutually acceptable definitive agreement (the “Definitive Agreement”) which shall contain the following material provisions:

1.

Management Commission.

UOMO shall receive a commission equal to twenty percent (20%) of gross revenues derived by REDZONE for all projects in the Territory (“Management Commission”).  Gross revenues shall include, but are not limited to:  all payments of advances, production fees, and royalties. The Management Commission is payable to UOMO within fifteen (15) days after receipt of payment by REDZONE.

2.

Territory.

The territory shall be the entire World, excluding the United States.  Any business initiated by UOMO on behalf of REDZONE in the United States shall be subject to negotiation on a per project basis.

3.

Term/Renewal.

The Initial Term shall be two (2) years.  This Agreement shall automatically renew for one (1) year periods following the Initial Term.

4.

Use of Name and Likeness.

REDZONE grants UOMO the non-exclusive right to use, print, and publish the professional name, likeness, discography and biography of REDZONE for the limited purpose of UOMO’s business development and client solicitation activities.

5.

Logo/Acknowledgement.

REDZONE shall give UOMO appropriate logo placement and credit on record liner notes of the Records in substantially the following form: “Produced by Trixter for Redzone Entertainment/ UOMO Media, Inc.”

This Deal Memorandum is intended to create and be evidence of a framework for the Definitive Agreement.  Any legally binding agreements or obligations between the parties shall contain material provisions expressed in this Deal Memorandum.  In the absence of a Definitive Agreement, this Deal Memorandum shall serve as the default legal agreement between the parties.

If the terms of this Deal Memorandum are acceptable to you, please sign and return the enclosed copy to me by hand, mail or fax.  My fax number is (416) 913-1244.  I look forward to the successful conclusion of this Management Agreement.

Truly yours,

ACCEPTED AND AGREED TO BY:

/s/ Camara Alford

Mark E. Stewart

Camara Alford

[authorized signature]

CEO & Chairman

UOMO Media Inc.

Mark E. Stewart

[print name]

February 1, 2008

[date]

ADDENDUM

LIST OF CLIENTS

The following lists the Clients, included but not limited to, the terms of the Deal Memorandum between UOMO and REDZONE:

Christopher “Tricky” Stewart